CONSULTING AGREEMENT

This Agreement is executed on April 2, 2015, by and between Global Boatworks LLC, a Florida limited liability company (the "Company") and Oceanside Equitiies, Inc., a Florida corporation (the "Consultant"), and replaces all prior agreements and understandings between the parties hereto.

WITNESSETH:

Whereas, the Company was organized for the purpose of and is engaged in the commercialization of certain "floating vessels" bearing the Global Boatworks and Luxuria brand name (the “Brand”); and

Whereas, Consultant is in a position to assist the Company in commercializing the products as more fully set forth herein;

NOW THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, it is agreed as follows:

1. The Company hereby engages the Consultant on a month to month basis to provide consulting to the Company for sales, promotion of its products, corporate governance, capital formation and financing options, and launching the Company products in the public marketplace.

2. In consideration for the Services, the Company shall pay the Consultant 500,000 shares of its restricted common stock for each year of services. The first 500,000 shares shall be issued upon execution hereof as full compensation for the first year services are provided. Consultant shall provide up to 200 hours per month of services to the Company as requested.

3. The Consultant agrees to commence the Services upon execution hereof. The Services shall be provided from time to time as requested by the Company on an as needed basis.  The Consultant agrees to provide the services in a professional and workmanlike manner and not to engage in any activity which negatively reflects on the Company or its Brand.

4. This agreement shall have a term of two years.

5. The Consultant agrees that all promotional items shall be pre-approved by the Company and in the manner and for the purposes designated by the Company.

6. Consultant shall notify the Company in writing of infringements or imitations by others of the Company’s brands, marketing strategies, or intellectual property of which it becomes aware while providing the Services.

51: 1

7.  Consultant shall at all times be an independent contractor under this agreement, and not a co-venturer, agent, employee, or representative of the Company, and no act, action, or omission to act by the Consultant shall in any way obligate or be binding upon the Company or its principals. Consultant covenants and agrees that it shall not represent to any third party that Consultant or any of its principals, officers, directors, employees, or agents are stockholders, directors, officers, agents, employees, or representatives of the Company.

8. Consultant agrees that he shall treat as the Company's information including marketing strategies as confidential and not use or disclose to others during or subsequent to the term of this contract any information regarding the Company's business, marketing plans, programs, processes, systems, products, costs, operations or customers which may come within the knowledge of or may be developed by Consultant.

9. Consultant acknowledges that marketing materials, drawings, specifications, data, memoranda, calculations, notes and other materials or copies thereof made available to Consultant by the Company or generated by Consultant using the Company's information shall remain the sole and exclusive property of the Company and will be returned to the Company within 72 hours of the completion or termination of the Services, or when requested by the Company.

10. This agreement shall be deemed made in and shall be construed in accordance with the laws of the State of Florida.  If any part of this agreement shall be invalid or unenforceable, it shall not affect the validity of the balance of this agreement.

11. In the event of a breach by Consultant of any of the provisions of this Agreement, or in the event of unreasonably slow progress, inattention, incompetency, or carelessness in the performance of the Services the Company shall have the right to terminate this contract immediately.

12. This agreement may not be modified orally and shall not be binding or effective unless and until it signed by the parties hereto.

13. Consultant shall not assign, subcontract or delegate this contract, in whole or in part, without the prior written consent of the Company and any such assignment or delegation without the Company's consent shall be void. Consultant shall not be relieved of any of his obligations under this Contract notwithstanding any such written consent by the Company.

14. The Company may at any time by written notice terminate this Contract or suspend, delay or interrupt all or any part of the Services hereunder. If the Company terminates for any reason other than breach by Consultant, the Company will pay Consultant for all

51: 2

Services rendered up to the date of termination.

15. This Contract is the final, complete and exclusive statement of the agreement between Consultant and the Company. No terms, conditions, understandings, usages of the trade, courses of dealing or agreements purporting to modify, vary, explain or supplement this Contract shall be binding unless and until hereafter made in writing and signed by Consultant and the Company. Consultant shall comply with all applicable laws, rules and regulations relating to the Work.

IN WITNESS WHEREOF, the parties hereto have entered into this agreement the day and year first above written.

Global Boatworks Holdings, Inc.

By:/s/Robert Rowe
Robert J. Rowe, Chief Executive Officer

Oceanside Equities

By/s/Vince Beatty
Vince Beatty

51: 3